EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each of the undersigned directors and officers of AMCORE Financial, Inc., a Nevada corporation, which is about to file an annual report for the year ended December 31, 2007, pursuant to Section 13 or 15(d) of the Securities Act of 1934 on Form 10-K with the Securities and Exchange Commission, Washington, D.C., 20549 hereby constitutes and appoints WILLIAM R. MCMANAMAN and JUDITH CARRÉ SUTFIN, and each of them, his true and lawful attorney-in-fact and agents with power of substitution and resubstitution, from them and in their name, place and stead, in any and all capacities, to sign the Company’s Form 10-K and other documents in connection therewith with the Securities and Exchange Commission, granting unto the attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, know that the undersigned as a director or officer has hereunto set their hand as of this              day of                 , 2008.

/s/ Paula A. Bauer	/s/ Paul Donovan
Paula A. Bauer	Paul Donovan

/s/ Kenneth E. Edge	/s/ John W. Gleeson
Kenneth E. Edge	John W. Gleeson

/s/ John A. Halbrook	/s/ Frederick D. Hay
John A. Halbrook	Frederick D. Hay

/s/ Teresa Iglesias-Solomon	/s/ William R. McManaman
Teresa Iglesias-Solomon	William R. McManaman

/s/ Steven S. Rogers	/s/ Jack D. Ward
Steven S. Rogers	Jack D. Ward